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                                                                    EXHIBIT 23.1

                  CONSENT OF KPMG LLP, INDEPENDENT ACCOUNTANTS

The Board of Directors
Phone.com Inc.:

   We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the Prospectus.

KPMG LLP

Mountain View, California
November 3, 1999